UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2006

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-22752	88-0218876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Pilot Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

(702) 896-3890

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 6, 2006, Progressive Gaming International Corporation (the “Company”), issued a press release announcing its financial results for the three months and nine months ended September 30, 2006. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated by reference herein.

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP measures of EBITDA and free cash flow. We also use non-GAAP measures of our operational results, adjusted to reflect the exclusion of our interior sign division, which we sold in May 2005, and one-time charges resulting from the early retirement of a portion of our high-yield debt. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe that EBITDA provides useful comparative information to both management and investors by excluding our semi-annual interest payments and other certain expenses that are not consistent from period to period. We also believe that free cash flow provides a helpful measure of our actual cash position from period to period. In addition, we believe that operational results, adjusted to reflect the exclusion of our interior sign division and the charges resulting from the retirement of a portion of our high yield debt, provide useful comparative information to both management and investors by reflecting the nature of our business operations in a manner that is consistent from period to period. Additionally, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated November 6, 2006

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progressive Gaming International Corporation

Date: November 6, 2006	By:	/s/ Heather A. Rollo
Heather A. Rollo Executive Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 6, 2006

4.